EXHIBIT 23.1




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     CONSENT OF ATTORNEYS


     Reference is made to the Registration Statement of L.A.M. Pharmaceutical, Corp. on Form SB-2 whereby certain selling shareholder propose to sell up to 15,204,592 shares of the Company's common stock. Reference is also made to
Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.



                                        Very truly yours,


                                        HART & TRINEN, L.L.P.




                                        /s/ William T. Hart
                                        ------------------------
                                         William T. Hart

Denver, Colorado
October 25, 2001